SECURITIES PURCHASED PURSUANT TO RULE 10F-3
EUROPEAN EQUITY FUND JANUARY to MARCH 2000
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				Security Purchased			Comparison Security		Comparison Security

Issuer			Last Minute.Com 				Amazon. Com				Ebay

Underwriters		Morgan Stanley Securities Ltd., 	Deutsche Morgan Grenfell, 	Goldman Sachs, Morgan Stanley,
				Cazenove & Co., Deutsche Bank AG, 	Alex. Brown, Hambrecht & 	Banc Boston Robertson
				DLJ, UBS AG					Quist, Goldman Sachs, 		Stephens, BT Alex. Brown, DLJ,
										Montgomery Securities, Paine 	Dain Rauscher Wessels,
										Webber, Smith Barney, Raymond Hambrecht & Quist, Merrill
										James, Ragen Mackenzie Inc., 	Lynch
										Wessels Arnold & Henderson

Years of continuous
operation, including
predecessors		> 3 Years					> 3 Years 				> 3 Years

Security 			LMINF						AMZN					EBAY

Is the affiliate a
manager or co-manager
of offering?		Co-manager					Manager				Co-manager

Name of underwriter or
dealer from which
purchased			Morgan Stanley  				n/a					n/a

Firm commitment
underwriting?		Yes						Yes					Yes

Trade date/Date of
Offering			3/14/2000					5/20/1997				4/16/1999

Total amount of
offering sold to
QIBs	 			-   	 					- 	 				-

Total amount of any
concurrent public
offering			GBP 125,400,000				$54,000,000.00			$1,105,000,000

Total				GBP 125,400,000

Public offering price	GBP 3.8	 				$18.00 	 			$170.00

Price paid if other
than public offering
price				same	 					n/a 					n/a

Underwriting spread or
commission			GBP 0.1596 (4.2%)				1.26%					5.95%

Shares purchased		18,640 					n/a 					n/a

Amount of purchase	GBP 70,832 					n/a 					n/a

% of offering purchased
by fund			0.06%						n/a					n/a

% of offering purchased
by associated funds	0.33%						n/a					n/a

Total (must be less
than 25%)			0.39%						n/a					n/a

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